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                                                                    EXHIBIT 10.7

     IBM Customer Agreement
     Statement of Work for Custom Solution

     1.   Statement of Work Term

This Statement of Work will be effective April 1, 1998 (called the Commencement
Date) upon our mutual agreement to this Statement of Work, and continue thereafter month to month until terminated by either party upon sixty (60) days notice.

     2.   Description

We provide to you Dial Access for Data Transport as described in this Statement of Work as an IBM "Service" (called a Custom Solution). The Service shall include the receipt of inbound data dial traffic from Splitrock Services, Inc. ("Splitrock") customers and the routing of such traffic to servers provided by Splitrock as defined in Paragraph 2.1. Under this Custom Solution, IBM provides this Service to Splitrock in selected U.S. cities as described in Attachment A where IBM provided similar services to Prodigy, as recently as March, 1998.

IBM shall at its sole discretion decide the number of dial ports it provides to serve each site, as well as the method it uses to provide Service to each site. Examples of methods IBM may use to provide this Service include:

     - a physical site presence with modem ports;
     - a virtual presence using call forwarding or a foreign exchange;
     - an 800 number service; or

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Each of us agrees that the complete agreement between us about this Transaction consists of 1) this Transaction Document and 2) the IBM Customer Agreement and its Attachment for IBM Global Services' Network Services (or any equivalent agreement signed by both of us).

Agreed to:                                 Agreed to:
Splitrock Services, Inc.                   IBM



By /s/ WILLIAM WILSON                      By
   ------------------------                   -------------------------
    Authorized Signature                       Authorized Signature



Name (type or print):  William Wilson      Name (Type or print):
Date: March 6, 1998                        Date:
Enterprise Number:                         IBM Customer Agreement Number:
IBM Customer Number:                       Customer Solution Number: 98-SPR2
2170 Buckthorne Place, Suite 350
The Woodlands, TX 77380



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       2.1 Architecture

IBM will route all incoming data traffic using TCP/IP to a Splitrock server(s) in Yorktown over two DS3 connections. IBM will route PLLP incoming traffic to the Splitrock primary server located in Yorktown with the code name "Key West." If the primary server is busy, IBM will route the data traffic to a Splitrock secondary Key West server in Yorktown. Splitrock will provide IBM with the IP address of the primary and secondary Key West servers for the PLLP access sites.

IBM will provide to Splitrock formatted Radius records for authentication and accounting for PPP sessions. The format of the Radius records will be mutually agreed upon. Splitrock is responsible for provision, management and operation of its servers at the Yorktown location, including the Radius server(s) and the enabling of any required Proxy servers.

The DS3 connections that IBM provides to Splitrock are those DS3 Connections which IBM currently provides to Prodigy. Splitrock Agrees to assume responsibility for payment of such connections As of the effective date of this Statement of Work and for the Prices as specified in the section "Charges."

Any additional connections or any changes to these connections will Be for an additional fee to be agreed upon in writing by both Parties prior to the provision of any additions or changes.

IBM will provide additional assistance to Splitrock, such as the Downloading of IP address, to assist in the transition from the Regional server solution employed by Prodigy and this Custom Solution. Such additional assistance shall be for a fee to be Mutually agreed upon in writing by both parties prior to the Provision of such assistance.

It is the responsibility of Splitrock to ensure that the transition Above has been completed, such that IBM may perform its Responsibilities under this Custom Solution. Under this Custom Solution, IBM does not provide for support for the Prodigy PLS Solution.

       3. 0ur Other Responsibilities

          We will:

       1. provide you with a number for your operations group to contact our help desk support, which shall be available 24 hours a Day, 7 days a week;

       2. be responsible to license, develop, operate and maintain the Software on the equipment we provide;

       3. provide Splitrock with standard monthly reports that IBM Produces that are related to the Services provided under This Custom Solution, including information relative to Availability and traffic statistics; and

       4. Maintain the components we provide under this Custom Solution.



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     4.   Your Other Responsibilities

     You agree to:

          1. be responsible for supporting your End Users directly through your help desk. Your operations group will contact the IBM help desk in regards to any reported problems with the Service being provided by IBM;

          2. be responsible to license, develop, operate and maintain the software on the equipment you are providing under this Custom Solution.

     5.   Charges

The prices provided under this Custom Solution assume that the dial ports provided are not dedicated exclusively to the use of Splitrock. If Splitrock requests that any dial parts be dedicated exclusively to the use of Splitrock, then IBM reserves the right to immediately reprice the dial service based on dedicated dial ports. If Splitrock does not accept IBM's repricing proposal within sixty (60) days, then IBM may immediately terminate this Statement of Work.

IBM shall invoice Splitrock according to Table I for the dial connect time associated with the Services as provided in the cities shown in Attachment A
Section 1.

Table 1.

     Volumes (hours)                       Price/Hour
     ---------------                       ----------
     1 to 250,000                            $0.99
     250,001 to 500,000                      $0.92
     500,001 to 750,000                      $0.86
     750,001 to 1,000,000                    $0.80
     1,000,001 to 2,000,000                  $0.75
     2,000,001 to 3,000,000                  $0.73
     3,000,001 and above                     $0.71

IBM shall invoice Splitrock according to Table 2 for the dial connect time associated with the Services as provided in the cities shown in Attachment A
Section 2.

Table 2.

     Volumes (hours)                       Price/Hour
     ---------------                       ----------
     1 to 250,000                            $1.22
     250,001 to 500,000                      $1.14
     500,001 to 750,000                      $1.06
     750,001 to 1,000,000                    $0.99
     1,000,001 to 2,000,000                  $0.93
     2,000,001 to 3,000,000                  $0.91
     3,000,001 and above                     $0.88



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IBM shall invoice Splitrock an amount equal to the Remote Call Forwarding
(RCF) costs that IBM incurs plus 22% of such costs for the dial connect time associated with the Services as provided in the cities shown in Attachment A
Section 3.

The prices set forth above are not eligible for allowance or discount.

IBM will invoice Splitrock for all calls routed to a Splitrock server. The sequence of a call is:

     -    the dial part goes off hook, modem synchronization;

     -    protocol management;

     -    call routed;

     -    Splitrock authentication;

     -    session live while user performing tasks;

     - user initiates end of session; eventually resulting in modem off-line and session termination (carrier dropped).

IBM will invoice Splitrock monthly for the sum of all calls, rounded by city to the nearest hour.

Each individual call will be calculated from the time the port goes off hook to session end (modem off-line), rounded up to the nearest second. IBM does not intend to invoice Splitrock for calls that do not get routed to Splitrock server, unless the Splitrock server does not accept the routed call. IBM does intend to invoice Splitrock for all other partial calls.

IBM shall invoice Splitrock an amount equal to the sum of the carrier cost for the DS3 connection plus an amount, determined by IBM, which represents the cost IBM incurs in utilizing the backbone network (backbone router to backbone router) in support of each such DS3 connection. These prices are not eligible for allowance or discount and are not proratable.

IBM shall also invoice Splitrock $23,000 monthly for ongoing support costs.

IBM shall make reasonable efforts to provide invoices on or before the fifteenth day of the month. Payment shall be made within 30 days of the date of the invoice.

Applicable taxes, such as sales, use or excise taxes are not included in the above charges.

IBM shall be responsible for sales, use, property and other taxes on machines, software, or goods and services used or furnished by IBM in providing its services to Splitrock.

Splitrock shall be responsible for sales, use, property and other taxes on machines, software, or goods and services provided by Splitrock. Furthermore, Splitrock shall be responsible for taxes assessed on the provision of Services by IBM for Splitrock, or any charges by IBM to Splitrock under this Statement of Work.


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Charges and associated terms for generally available IBM Global Services'
Network Services are as we specify in the applicable IBM Service Descriptions and Fee Schedules.

     6.    Dial Connection Information

IBM shall supply to Splitrock dial connection information regarding each dial connection of a Splitrock End User. IBM will provide Splitrock with a record layout of the format that will identify basic fields and optional fields. IBM may add, delete or change optional fields at its sole discretion with thirty days prior notice. IBM will not add, delete or change basic fields without thirty days prior notification and the agreement of Splitrock.

     7.    Changes and Termination

IBM reserves the right to change its generally available dial city support and corresponding phone number with prior notice, however, IBM will use commercially reasonable efforts to provide Splitrock with 60 days prior notice of such a change. Splitrock agrees to notify its customers that are affected by the change.

Both parties agree that Services will be discontinued in cities listed in Attachment A Section 3 effective July 1, 1998. Splitrock agrees to use commercially reasonable efforts to provide IBM 60 days prior notice of a reduction or expansion of 30% or greater in use in an Attachment A city.

IBM reserves the right to eliminate cities from Attachment A with 60 days prior notice to Splitrock. Splitrock agrees to notify its customers of such changes.

In the event that either party materially defaults in the performance of any of its duties or obligations under this Statement of Work, and it does not substantially cure such default within 60 days after being given written notice specifying the default, then the party not in default may, by giving written notice to the defaulting party, terminate this Statement of Work (herein termination "for cause").

In the event that Splitrock is in default and IBM elects to terminate this Statement of Work, then Splitrock may request an extension of this Statement of Work of up to three months as a transition period, provided that IBM, at its sole discretion, agrees to provide such an extension.

In the event that Splitrock terminates this Statement of Work because IBM is in material default, then IBM will provide reasonable transition assistance to Splitrock, for a period of up to six months. During this period, the terms of this Statement of Work shall remain in force. This transition assistance is the sole remedy of Splitrock for any "Breach" as defined above.


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8. Other Terms

Splitrock shall indemnify (including reasonable attorney's fees), defend and hold harmless IBM from any claim or action against IBM based on an allegation that IBM's use of software provided by Splitrock infringes any patent, copyright, trademark, trade secret or other proprietary right of any third party.

The indemnification provided by Splitrock under the Statement of Work is in addition to any other remedies available to IBM under the Statement of Work and survives the termination of the Statement of Work.

Splitrock will not be allowed to test or repair the IBM dial network.

IBM is not responsible for telephone access charges associated with dialing the IBM provided local dial telephone numbers.

Splitrock acknowledges and agrees that IBM is not responsible for any data, or text, including the content, and, including its accuracy, which is received, routed or sent as a result of the Services IBM provides hereunder.

Splitrock may request additional cities be added during the term of the Statement of Work. Splitrock shall submit requests for additional cities in writing to IBM and IBM shall provide a response to Splitrock within sixty (60) days. Additional cities will be added under the same terms and prices as the existing terms and prices under this Statement of Work.

9. Escalation Procedures

In the event of any dispute between the parties hereto arising from this Statement of Work, then, upon the written request of either party, each of the parties will appoint a designated representative to endeavor to resolve such dispute. The designated representatives will negotiate in good faith to resolve the dispute. Except for those disputes where injunctive relief may be an appropriate remedy, no legal action relating to such dispute may be commenced until the earlier of (i) the designated representatives conclude in good faith that amicable resolution through continued negotiation of the matter in issue does not appear likely or (ii) ninety (60) days after the start of such negotiations.


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